EXHIBIT 10.33

                 CANCELLATION OF DEBT IN EXCHANGE FOR SECURITIES


      This Cancellation of Debt in Exchange for Securities Agreement (the "Agreement") is entered as of ___________, 2004 by and between LAURA WELLINGTON ("Lender" or "Holder") and PEAK ENTERTAINMENT HOLDINGS, INC., a Nevada corporation (hereinafter referred to as "Corporation").

      Whereas, Lender has previously loaned to the Corporation the aggregate sum of $250,000 in or about October 2003 (the "Debt") without any payment terms;

      Whereas, the Holder seeks repayment of the Debt and will cancel repayment of the Debt in exchange for securities of the Corporation, and the Corporation is willing to issue securities in exchange for Cancellation of the Debt;

      NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and among the parties as follows:

      1. The Corporation hereby issues to the Holder 500,000 shares of the Corporation's common stock. In consideration and exchange therefor, the Debt and all rights associated with the Debt, including any claim for interest, held by the Holder is hereby cancelled.

      2. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement(s), and agreement(s), written or oral, and all such development, consulting, employment or financing related agreement(s) or understanding(s) between the parties are null and void, except to the extent of the terms of financial compensation pursuant to any then-contemplated consulting or employment arrangement between the parties, which the parties agree to use its commercial efforts to set forth in writing. Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in New York County in the State of New York. All parties and the individuals executing this Agreement and other agreements agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. This Agreement may be executed in counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.


LENDER / HOLDER:                               CORPORATION:

/s/ Laura Wellington                           PEAK ENTERTAINMENT HOLDINGS, INC.
------------------------------------
LAURA WELLINGTON
                                               By:      /s/ Wilf Shorrocks
Address: 154 Main Street, 2nd Floor              ------------------------------
        ---------------------------------      Name:  Wilf Shorrocks
         Fort Lee, NJ 01024                    Title:  President
        ---------------------------------